SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
U-Store-It Trust
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6745 Engle Road Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)
(440) 234-0700
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 22, 2005, the Compensation Committee (the “Committee”) of the Board of Trustees of U-Store-It Trust (the “Company”) took the following actions:
(1)	The Committee awarded the following discretionary cash bonuses to the Company’s chief executive officer and each of the three other most highly compensated executive officers (together, the “Named Executive Officers”) for such officer’s service during fiscal year 2005:

Named Executive Officer	2005 Bonus Award

Robert J. Amsdell Chairman of the Board and Chief Executive Officer	$800,000

Steven G. Osgood President and Chief Financial Officer	$500,000

Todd C. Amsdell Chief Operating Officer	$500,000

Tedd D. Towsley Vice President and Treasurer	$250,000
A schedule outlining the terms of the cash bonuses awarded to the Named Executive Officers for fiscal year 2005 is filed as Exhibit 10.1 to this Current Report on Form 8-K.
(2)	The Committee approved a bonus structure to be used to determine bonuses for the Company’s Named Executive Officers for fiscal year 2006 (the “Bonus Structure”). The Bonus Structure provides for bonuses based on a combination of corporate and individual performance, which for Robert J. Amsdell, Steven G. Osgood and Todd C. Amsdell will be 80% corporate and 20% individual and for Tedd D. Towsley will be 50% corporate and 50% individual. The corporate performance goals established under the Bonus Structure are based on the attainment of specified levels of funds from operations (“FFO”) based on year-end per share FFO earnings, as well as on acquisition growth. In computing acquisition growth, acquisitions that were completed ahead of schedule in late 2005 will be considered 2006 acquisitions. Pursuant to the Bonus Structure, the Compensation Committee and/or the Company’s chief executive officer can use objective metrics to measure the individual performance of the Named Executive Officer which are to be formulated based on the goals and expectations of the individual. The amount of the Named Executive Officers’ bonuses range from 40% to 150% of 2006 salary (50% to 250% of 2006 salary in the case of the Company’s chief executive officer), depending on the Named Executive Officer’s position with the Company and whether the individuals achieve certain threshold, target, maximum or superior bonus levels. Corporate performance goals for the 2006 fiscal year bonuses will reflect dilution from acquisitions and share offerings, as well as any changes made to accounting rules and standards. For the Named Executive Officers, the potential fiscal year 2006 cash bonus amounts payable assuming superior performance for Robert J. Amsdell, Steven G. Osgood, Todd C. Amsdell and Tedd D. Towsley, are $625,000, $562,500, $562,500 and $180,000, respectively.

(3)	The Committee approved restricted share grants to the Named Executive Officers as follows:

Named Executive Officer	Value

Robert J. Amsdell	$1,500,000
Steven G. Osgood	$700,000
Todd C. Amsdell	$700,000
Tedd D. Towsley	$300,000
The restricted shares will vest over a five-year period commencing January 1, 2006 with the first portion vesting on January 1, 2007. Vesting is 50% time based and 50% performance based. The restricted shares will vest in all or a portion of the restricted share award that is performance based in five equal annual installments based on the Company’s achievement of pre-determined financial goals in each of the five years. The financial goals are to be based on total return to shareholders and the Company is required to achieve a total return to shareholders equal to at least ten percent commencing on January 1, 2006, based on a starting share price equal to the trailing 5-day average closing price as of January 1, 2006. The formula will incorporate a carryback/carryforward feature that averages the total return to shareholders performance over the five-year period. Additionally, Robert J. Amsdell’s restricted share agreement provides for accelerated vesting of all unvested shares upon death, disability or retirement.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description

10.1	Schedule of 2005 Cash Bonuses for Named Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust
Date: December 23, 2005	By:	/s/ Robert J. Amsdell

Robert J. Amsdell Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Schedule of 2005 Cash Bonuses for Named Executive Officers

5